Exhibit 10.2

Execution Copy

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made effective as of October 16, 2020, by and among FreightCar America, Inc., a Delaware corporation (“FCA”), Fabricaciones y Servicios de México, S.A. de C.V., an entity organized under the laws of Mexico (“Fasemex Mexico”), Agben de México, S.A. de C.V., an entity organized under the laws of Mexico (“Agben”) and Fasemex, Inc., a Texas corporation (“US Seller”; each of US Seller, Fasemex Mexico and Agben, an “Investor” and collectively, the “Investors”). FCA and each Investor are referred to hereto as “Party” and collectively, the “Parties”.

WHERAS, FCA has agreed to acquire (the “Strategic Transaction”) from the Investors all of the equity interests currently owned by the Investors (collectively, the “Purchased Equity Interests”) of (i) FCA-FASEMEX, S. de R.L., de C.V., an entity organized under the laws of Mexico (“Production JV”), FCA-FASEMEX Enterprise, S. de. R.L., de C.V., an entity organized under the laws of Mexico (“Services JV” and, together with Production JV, the “MX-JV Companies”) and (ii) FCA-Fasemex, LLC, a Delaware limited liability company (the “US JV” and, together with the MX-JV Companies, the “JV Companies”); and

WHEREAS, in consideration for the Investors’ agreement to sell the Purchased Equity Interests to FCA, FCA has agreed to provide the Investors with the rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the respective covenants and agreements of the Parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties hereby agree as follows:

1.                  Defined Terms

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below and grammatical variations of such terms shall have the corresponding meanings:

(a)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, “control” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of Person, whether through the ownership of voting securities, by contract, or otherwise;

(b)	“Agben” has the meaning given to such term in the preamble;

(c)	“Agreement” means this Investor Rights Agreement;

(d)	“Appointment Date” has the meaning given to such term in Section 3(d);

(e)	“Board” means the board of directors of FCA;

(f)	“Business Day” means any day, other than (a) a Saturday, Sunday or statutory holiday in the State of Illinois and (b) a day on which banks are generally closed in the State of Illinois;

(g)	“Closing” has the meaning given to such term in Section 3(a);

(h)	“Common Stock” means the Common Stock of the Company, par value $0.01 per share;

(i)	“Confidential Information” means any and all information, in any form or medium, written or oral, whether concerning or relating to FCA, its Affiliates, its and their officers and employees or any third party (whether prepared by FCA or on behalf of FCA or otherwise, and irrespective of the form or means of communication and whether it is labeled or otherwise identified as confidential), that is furnished to or on behalf of the Investors or by or on behalf of FCA at any time, whether before, upon or after the execution of this Agreement, including all oral and written information relating to financial statements, projections, evaluations, plans, programs, customers, suppliers, facilities, equipment and other assets, products, processes, manufacturing, marketing, research and development, trade secrets, knowhow, patent applications that that have not been published, technology and other confidential information and intellectual property of FCA and its Affiliates. “Confidential Information” shall be deemed to include all notes, analyses, studies, interpretations, memoranda and other documents, material or reports (in any form or medium) prepared by the Investors that contain, reflect or are based upon, in whole or part, the information furnished to or on behalf of FCA;

(a)	“Consideration Shares” means 2,257,234 shares of Common Stock issued to the Investors as part of the consideration for the Strategic Transaction.

(b)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as the same may hereafter be amended from time to time or replaced;

(c)	“Fasemex Mexico” has the meaning given to such term in the preamble;

(d)	“FCA” has the meaning given to such term in the preamble;

(e)	“Investor” or “Investors” have the meanings given to such terms in the preamble;

(f)	“Investors Director” has the meaning given to such term in Section 3(a);

(g)	“Investors Observer” has the meaning given to such term in Section 5(a);

(h)	“JV Companies” has the meaning given to such term in the recitals;

(i)	“Laws” means any and all federal, state, provincial, regional, local, municipal or other laws, statutes, constitutions, principles of common law, resolutions, ordinances, proclamations, directives, codes, edicts, orders, rules, regulations, rulings or requirements issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental entity and includes Securities Laws;
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(j)	“Minimum Percentage” has the meaning given to such term in Section 7.

(k)	“MX-JV Companies” has the meaning given to such term in the recitals;

(l)	“Party” or “Parties” have the meanings given to such terms in the preamble;

(m)	“Person” means and includes any individual, company, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity and any governmental entity;

(n)	“Production JV” has the meaning given to such term in the recitals;

(o)	“Purchased Equity Interests” has the meaning given to such term in the recitals;

(p)	“SEC” means the United States Securities and Exchange Commission;

(q)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as the same may hereafter be amended from time to time or replaced;

(r)	“Securities Laws” means the Securities Act and the Exchange Act;

(s)	“Services JV” has the meaning given to such term in the recitals;

(t)	“Strategic Transaction” has the meaning given to such term in the recitals;

(u)	“US-JV” has the meaning given to such term in the recitals; and

(v)	“US Seller” has the meaning given to such term in the preamble.

2.                  Rules of Construction

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

(a)	The terms “Agreement”, “this Agreement”, “hereto”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof and include any schedules or exhibits thereto;

(b)	The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction of this Agreement;

(c)	Words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;
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(d)	The word “including” is deemed to mean “including without limitation”;

(e)	Any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(f)	Any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(g)	Whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day; and

(h)	Unless otherwise indicated, section references in this Agreement are references to sections contained in this Agreement.

3.                  Board Member Designation Rights

(a)	At the closing of the Strategic Transaction (the “Closing”) and for so long as the Minimum Percentage is satisfied, the Investors collectively shall be entitled to designate one nominee (the “Investors Director”) for election to the Board. The Investors Director must be an individual reasonably acceptable to FCA eligible to serve as a director of FCA pursuant to applicable Law and to FCA’s applicable corporate governance guidelines. “Reasonably acceptable to FCA” for purposes of the foregoing sentence shall mean that the Investors’ designee for an Investors Director shall satisfy a background check and a prospective board member evaluation customary for corporate board members for U.S. public companies, consistent with FCA’s past practices for the onboarding of new board members (it being understood that Mr. Jesús Gil shall be deemed to satisfy this standard).

(b)	FCA shall use commercially reasonable efforts to ensure that the nominee for Investors Director is elected to the Board, including soliciting proxies in support of his or her election and taking the same actions taken FCA to ensure the election of the other nominees selected by the Board for election to the Board.

(c)	In the event the Investors elect an Investors Director other than Mr. Jesús Gil, they shall advise FCA of the identity of the nominee for Investors Director at least 60 (sixty) calendar days prior to any meeting of the stockholders at which the directors of FCA are to be elected or within 10 (ten) calendar days of being notified of the record date for such meeting. If the Investors do not advise FCA of the identity of the nominee for Investors Director prior to such deadline, then the Investors will be deemed to have nominated Mr. Jesús Gil as their incumbent Investors Director.

(d)	As stated above, the Parties acknowledge that the initial Investors Director shall be Mr. Jesús Gil, who will be appointed to the Board as a Class II Director no later than October 26, 2020 (the “Appointment Date”). FCA acknowledges and agrees that Mr. Jesus Gil satisfies the eligibility requirements set forth in Section 3(a).
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(e)	The Board shall, effective as of the Appointment Date, (i) increase the size of the Board by one director to seven directors and (B) appoint Mr. Jesus Gil as a Class II Director of FCA with a term expiring at the 2022 annual meeting of stockholders.

(f)	FCA will, at the 2022 annual meeting of stockholders and at each subsequent annual meeting of stockholders at which Class II Directors are up for election, recommend for nomination and nominate the Investors Director, together with the other persons included in the FCA’s slate of nominees, for election as Class II Directors at such annual meeting.

(g)	In the event that the Investors Director shall cease to serve as a director of FCA, whether due to his or her death, disability, resignation or removal, FCA shall cause the Board to promptly appoint a replacement Investors Director (who shall be a different person) designated by the Investors to fill the vacancy created by such death, disability, resignation or removal, provided that the Investor remains eligible to designate the Investors Director and that the replacement Investors Director satisfies the eligibility requirements set forth in Section 3(a).

(h)	The Investors Director shall not be compensated for serving on the Board so long as he or she is an employee or independent contractor of FCA or one of its Affiliates; provided that if the Investors Director’s employment or independent contractor status is terminated for any reason, the Investors Director shall be compensated in an amount equal to the compensation paid to other similarly situated directors on the Board for serving on the Board.

(i)	FCA shall provide the same indemnification and maintain the same coverage under any policies of directors’ and officers’ insurance, in favor of the Investors Director in his capacity of director to the Board and as the Vice President of Operations of FCA, as stated in Section 4.

4.                  Vice President of Operations. Jesus Gil shall be retained as the Vice President of Operations of FCA effective as of the Closing, in accordance with the economic terms and provisions similar to such terms and provisions afforded to Jesus Gil as the Vice President of Operations of the JV Companies or FCA, as applicable, as well as other customary provisions to such officer’s positions.

5.                  Board Observer Designation Rights

(a)	At the Closing and for so long as the Minimum Percentage is satisfied, the Investors shall be entitled collectively to designate Mr. Alejandro Gil or another individual (the “Investors Observer”) who is reasonably acceptable to FCA to attend meetings of the Board, committee meetings of the Board (to the extent such committee meetings are otherwise open to attendance by members of the Board not sitting on such committees and non-independent members of the Board), if permitted by the Chief Executive Officer of FCA, any executive sessions and, if permitted by the Chairman of the Board, any private sessions, as a non-voting observer. The Investors Observer shall not have the right to vote at any meeting of the Board or any committee or be counted towards determining whether there is quorum for such meeting, but shall be entitled to participate in the discussions of the Board or such committee during such meetings.
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(b)	FCA shall:

i.	Provide the Investors Observer with notice, if any, of each meeting of the Board (telephonic or otherwise), in the same manner and at the same time as provided to the Board;

ii.	Provide to the Investors Observer copies of all materials provided to the Board, in the same manner and at the same time as provided to the Board;

iii.	Provide to the Investors Observer drafts of all resolutions proposed for signature by the Board (in lieu of a meeting) before such resolutions are so signed, in the same manner and at the same time as provided to the Board; and

iv.	Permit the Investors Observer to attend each meeting of the Board (telephonic or otherwise), including, without limitation, any committee meeting of the Board (to the extent such committee meetings are otherwise open to attendance by members of the Board not sitting on such committees and non-independent members of the Board) or, if permitted, executive or private sessions, as an observer;

except with respect to material or resolutions, or attendance at such portions of any such meeting, in which (A) the subject matter relates to a transaction, proceeding or matter in which the Investors or their Affiliates are or may be interested parties, and where the participation in such portion of any such meeting by the Investors Observer or access to the Confidential Information relating to FCA would, upon the advice of counsel, give rise to a conflict of interest between the Investors and FCA, as determined by the Board in its sole discretion, (b) the Board determines, upon the advice of counsel, that such exclusion is reasonably necessary to preserve attorney-client privilege or (C) the Board determines, upon the advice of counsel, that such exclusion is reasonably necessary for FCA or its subsidiaries to comply with their respective confidentiality obligations.

(c)	The Investors shall advise FCA of the identity of the Investors Observer that they have designated, other than Mr. Alejandro Gil, from time to time (and in each such case, sufficiently in advance to permit FCA to confirm that such proposed Investors Observer satisfies the eligibility requirements of Section 5(a)). As stated above, the Parties acknowledge that the initial Investors Observer shall be Mr. Alejandro Gil.

(d)	FCA shall not be required to (i) pay any compensation to the Investors Observer at any time or (ii) provide any indemnification, or maintain coverage under any policies of directors’ and officers’ insurance, in favor of the Investors Observer.
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(e)	The Investors Observer will have the right to attend all meetings of the Board and receive all information provided to members of the Board (including minutes of the board meetings) as if the Investors Observer was a member of the Board; provided that the Investors Observer will only be permitted to attend the executive sessions of the Board at the discretion of the Chief Executive Officer of FCA and the private sessions at the discretion of the Chairman of the Board.

6.	Compliance with Securities Laws and FCA Insider Trading Policy. Each of the Investors hereby acknowledges and agrees that, from and after the Closing: (a) it is subject to restrictions on its ability to trade in FCA’s securities under the Securities Laws; (b) it is bound by, and agrees to comply with, the Securities Laws as they relate to trading in FCA’s securities; and (c) it will comply with the FCA Insider Trading Policy to the same extent that such policy applies to directors and executive officers of FCA.

7.	Term. For so long as the Investors collectively hold at least 50% of the Consideration Shares (the “Minimum Percentage”), the Investors collectively shall be entitled to designate (a) the Investor Director for election to the Board pursuant Section 3(a), and (b) the Investors Observer pursuant to Section 5(a).

8.	Miscellaneous

(a)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflict of laws. This Agreement may be executed in any number of counterparts (including via facsimile or other electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument. All notices and other communications that are required to be or may be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by courier or by a national overnight courier services to the relevant Party at the address or facsimile number provided by the Parties from time to time. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the Parties. No Party may assign any rights or obligations hereunder to any other person without the prior written consent of each other Party. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Parties hereto. This Agreement shall be terminated in all respects if the Closing does not occur for any reason.

(b)	Time of Essence. Times shall be of the essence of this Agreement.

(c)	Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by Parties hereto.

(d)	Further Assurances. Each Party agrees to take or cause to be taken further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by the other Parties in order to effectuate fully the purposes, terms and conditions of this Agreement.
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(e)	Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

[Signatures on following pages]

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IN WITNESS WHEREOF, the undersigned Parties have duly executed this Investor Rights Agreement effective as of the date first written above.

Fabricaciones y servicios de México, S.a. de c.v.

By:	/s/ Alejandro Gil Name: Alejandro Gil Title: Legal Representative

Address:	Carretera 57 Km 178

Castaños Coahuila, 25780 Mexico

Phone:	[____________]
Email:	[____________]

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Agben de México, S.a. de c.v.

By:	/s/ Jesus S. Gil Name: Jesus S. Gil Title: Owner

Address:	Carretera 57 Km 178 Int B

Castaños Coahuila, 25780 Mexico

Phone:	[____________]
Email:	[____________]

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

fasemex, inc.

By:	/s/ Jesus S. Gil Name: Jesus S. Gil Title: President

Address:	10205 Oasis St

Ste 320

San Antonio, TX 78216

Phone:	[____________]
Email:	[____________]

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Accepted and agreed to as
of the date first above written:

FREIGHTCAR AMERICA, INC.

By: /s/ James R. Meyer

Name: James R. Meyer

Title: President and Chief Executive Officer

Address:	125 S. Wacker Drive, Suite 1500
Chicago, Illinois 60606
Phone:	800-458-2235
Email:	jmeyer@freightcar.net

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]